AGREEMENT

         AGREEMENT dated this 12th day of October, 1999, by and between Kurchatov Research Holdings, Ltd., a Delaware corporation ("KRH"); and Alice Schlattl, being the registered owner of record of all of the capitalization and any and all other ancillary rights of Cetoni Umwelttechnologie Entwicklungs GmbH, a close corporation organized pursuant to the Gesetz betreffend die Gesellschaften mit beschrankter Haftung of the Federal Republic of Germany ("Cetoni"), as recorded in the Handelsregister of Cetoni is registered at Amtsgericht Passau, Handelregister (Trade Register) Number HRB 5321 (Ms. Schlattl may sometimes herein, be referred to as the "Registered Owner").

         This Agreement sets forth the terms and conditions upon which Alice Schlattl will assign and transfer to KRH, and KRH will acquire from Alice Schlattl, all of her right, title and interest in and to the authorized capitalization of Cetoni registered in her name, representing the entire authorized capitalization of Cetoni, as provided in Cetoni's certificate of incorporation, and any and all ancillary rights attaching thereto (Alice Schlattl's ownership interest in and ancillary rights thereto may sometimes herein be referred to as the "Cetoni Share").

         Unless otherwise defined after their first use, capitalized terms and certain German words have the meaning ascribed to them in ARTICLE II hereof

         In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                          SALE OF CETONI SHARE CAPITAL
                          ----------------------------

         1.01. INTEREST TO BE SOLD

             (a) Subject to the terms and conditions of this Agreement, the Registered Owner hereby:

                  (i) sells to KRH, free and clear of all liens, charges, options or encumbrances of whatsoever nature, all of her right, title and interest in and to the Cetoni Share Capital, and KRH hereby accepts such sale of the Cetoni Share, effective as of the date hereof;

                  (ii) assigns the Cetoni Share to KRH free and clear of all liens, charges, options or encumbrances of whatsoever nature, and KRH hereby accepts such assignment of the Cetoni Share, effective as of the date hereof;

                  (iii) grants her consent, as the sole registered owner of all of the Cetoni Share, by way of a shareholder's resolution adopted in accordance with the provisions of Section 5 of the Cetoni Articles of Association, her consent, to the sale, assignment and transfer of the Cetoni Share to KRH (which is attached hereto as Exhibit A);

                  (iv) grants her consent, as the Geschaftsfuhrer of the Gesellschaft, having the sole power of representation and not otherwise limited by the restrictions of Section 181 of the German Civil Code, to the sale, assignment and transfer of the Cetoni Share (which is attached hereto as Exhibit
B); and

                  (v) grants to KRH a power of attorney to notify and cause Cetoni to transfer the Cetoni Share to KRH pursuant to paragraph 1 of Section 16 of the Gesetz betreffend die Gesellschaften mit beschrankter Haftung of the Federal Republic of Germany (which is attached hereto as Exhibit C).

         1.02. CONSIDERATION (a) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of KRH and the Registered Owner contained herein, and in consideration of the sale, assignment and transfer of the Cetoni Share, referred to in Section 1.01 hereof, KRH herewith delivers to the Record Owner 5,000,000 shares (the "Shares") of KRH Stock (as hereafter defined), registered in the name of the Registered
Owner or in the names of her designee(s).

             (b) In the event that the audited financial, statements of Cetoni for the period ended June 30, 1999, as shall be prepared in United States Dollars in accordance with US GAAP, evidence liabilities of Cetoni on such date in excess of 4.5 million German Deutsche marks, the Registered Owner shall return to KRH for cancellation a number of the shares of KRH Stock delivered pursuant to this Agreement as shall be calculated by dividing Cetoni's excess liabilities, determined in reliance upon the above-referenced to be prepared audited financial statements, by the average trading price per share of KRH Stock over the five (5) trading days prior to the issuance of the Shares.

             (c) The parties hereto recognize that the documents and other information which the Registered Owner is furnishing to KRH herewith regarding the business, financial condition and operations of Cetoni, including all Exhibits and the information set forth in the Disclosure Schedule, are prepared in German and that KRH is accepting such documents and is relying on the representations and warranties of the Registered Holder herein with respect to the information included in all such Exhibits and the Disclosure Schedule. In the event that KRH determines, after having translated all such Exhibits and the Disclosure Schedule, that there are any material misrepresentations relating to the business, assets or financial condition of Cetoni, then KRH shall calculate the monetary value attributable to such misrepresentation (which such determination shall be based upon some tangible evidence or facts), if a monetary value can be properly assigned thereto, and if no monetary value can be assigned thereto, KRH shall negotiate in good faith with the Registered Owner to determine a monetary value therefor, and the Registered Owner shall return to KRH a number of shares of the KRH Common Stock delivered to the Registered Owner hereunder as shall be calculated by dividing the monetary value assigned to such misrepresentation by the average trading price per share of KRH Stock over the five (5) trading days prior to the issuance of the Shares. If the monetary value of any misrepresentation shall be determined by KRH because it has in its possession evidence or facts which permit it make such determination, then it shall furnish a copy of the documents upon which it is relying to make such determination to the Registered Owner along with the notice demanding the return of the shares of KRH Common Stock.


         1.03. DOCUMENTS TO BE DELIVERED HEREWITH. (a) The Registered Owner is herewith delivering to KRH the following: (i) a copy of the notarial contract evidencing the transfer and assignment of the Cetoni Share as filed with would also be Amtsgericht Passau, Handelsregister. However, to my knowledge, there has been no notorial contract signed yet, authenticated under German law, and any other appropriate evidence that the Cetoni Share has been transferred, assigned and registered in the Handelsregister in the name of KRH; (ii) the opinion of counsel, a copy of the form of which is attached hereto as Exhibit E;
(iii) originally executed resolutions referred in Section l.0l(a)(iii);(iv) a copy of the consent referred to in Section 1.0l(a)(iv); (v) the power of attorney referred to in Section l.Ol(a)(v); (vi) the balance sheet referred to in Section 3.06 hereof; (vii) all consents and other documents required pursuant to Cetoni's jurisdiction of incorporation necessary to pass effectively title to the Cetoni Stock to KRH, and (viii) all other previously undelivered documents required to be delivered by Cetoni to KRH pursuant to the provisions of this Agreement and not heretofore received by KRH.

             (b) KRH is herewith delivering to the Registered Owner (i) certificates evidencing 5,000,000 shares of KRH Stock registered in such names and denominations as the Registered Owner may reasonably request; (ii) a certified copy of the Certificate of Incorporation of KRH with Apostille attached; and (iii) a duly executed power of attorney with Apostille attached authorizing KRH's representative to execute this Agreement in behalf of KRH.

         1.04. FURTHER ASSURANCES. The Registered Owner hereby covenants and agrees with KRH that after the Closing Date, she shall from time to time, at the request of KRH and without further cost or expense to KRH, execute and deliver such other instruments of assignment and do and take such other actions as KRH may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in KRH good title to the Cetoni Share being transferred hereunder.

                                   ARTICLE II

                                 RELATED MATTERS
                                 ---------------

         2.01. CONFIDENTIALITY. Each party hereto will hold and will cause its Affiliates, associates, consultants, representatives and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Such confidence shall be maintained, except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party arid all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall, be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

         2.02. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         The terms "Affiliate' and "Associate" have the meanings prescribed by Rule l2b-2 of the regulations promulgated pursuant to the Securities Exchange Act.

         "Cetoni Articles of Association" means the Articles of Association included in the Cetoni Certificate of Incorporation.

         "Cetoni Certificate of Incorporation" means the certificate of incorporation of Cetoni as filed with the Handelsregister.

         "Closing Date' means the date of this Agreement.

         "DM" means the German Deutsche Mark.

         "Disclosure Schedule" Means the document delivered by the Registered Owner to KRH simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

         "Gesetz betreffend die Gesellschaften mit beschrankter Haftung" means the Limited Liability Companies Law of the Federal Republic of Germany.

         "Handelsregister" means the Commercial Register in which Cetoni and the Cetoni Share is registered.

         "Organizational Documents" means, in the case of Cetoni, the Certificate of Incorporation and Articles of Association, and the case of KRH, the Certificate of Incorporation and By-laws.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Subsidiary" (whether used on its own or in conjunction with other defined terms) means any corporation of which any entity which is party to this Agreement (a) directly or indirectly owns or controls at the time outstanding shares of stock which have in ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of said corporation, or (b) of which shares of stock of the character described in the foregoing clause (a) shall at the time be owned or controlled directly or indirectly by Cetoni or any Subsidiary of any of them as defined in the foregoing clause (a) or by one or more such Subsidiaries.

         The plural of any defined term shall have a meaning correlative to such defined term.

                                   ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE REGISTERED OWNER
          ------------------------------------------------------

         The Registered Owner hereby represents, covenants and warrants to KRH as follows:

         3.01. CORPORATE ORGANIZATION; ETC. Cetoni is a limited liability corporation duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the Organizational Documents of Cetoni attached hereto as Exhibit D is a complete and correct copy of such instrument as presently in effect. Cetoni is duly qualified or licensed, to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, a list of which is set forth in Section 3.01 of the Disclosure Schedule.

         3.02. CAPITALIZATION OF THE CETONI; OWNERSHIP OF CETONI SHARE. As of the Closing Date, the nominal share capital of Cetoni consists of DM50,000 denominated into the equivalent of one share of capital stock in the nominal amount of DM50,000 which has been registered in

Handelsregister the name of the Registered Owner. The Cetoni Share has been validly issued and is fully paid and is not subject to contribution of any kind. The Cetoni Share has not been adversely affected, in whole or in part, by any repayments to the Registered Owner. The Cetoni Share is not subject to any rights of any third party.

         3.03. SUBSIDIARIES AND AFFILIATES. Section 3.03(a) of the Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of Cetoni ("Cetoni Subsidiary") and the jurisdictions in which each Cetoni Subsidiary is qualified to do business. Except as disclosed in
Section 3.03(b) of the Disclosure Schedule, Cetoni does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business not listed in Section 3.03(a) of the Disclosure Schedule. Except as and to the extent set forth in Section 3.03(a) of the Disclosure Schedule, all the outstanding capital stock of each Cetoni Subsidiary is owned directly or indirectly by Cetoni free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Cetoni Subsidiary to any person except the Company. Each Cetoni Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required. Attached hereto as Exhibit G are complete and correct copies of the incorporation and other governing documents in respect of each Cetoni Subsidiary, as presently in effect, and the certificate(s) evidencing the capital stock owned by Cetoni in each of said entities.

         3.04. POWER AND AUTHORITY; CONSENTS AND EFFECTIVE TRANSFER. (a) The Registered Owner has full right, power, and authority to execute and deliver, and to perform her obligations under, this Agreement and this Agreement and all other documents to be delivered in accordance herewith, including, without limitation, the power of attorney referred to in Section 1.0l(a)(v) hereof have been duly executed and delivered by her and constitute her valid and binding agreements and obligations under each such document. The Registered Owner has obtained all consents of the persons or governmental entities necessary to effectuate the sale, assignment and transfer of the Cetoni Share, including, without limitation, (i) the consent of the shareholder of Cetoni pursuant to a resolution adopted in accordance with the provisions of Sections of the Cetoni

Articles of Association and (ii) the consent, as the Geschaftsfuhrer of the Gesellschaft, having the sole power of representation and not otherwise limited by the restrictions of Section 181 of the German Civil Code, to the sale, assignment and transfer of the Cetoni Share, each of which is valid and binding under German law, all of which are listed in Section 3.04 of the Disclosure Schedule.

             (b) Except for delivery and filing of certain documents being executed by KRH or its representative described in Section 3.04 of the Disclosure Schedule and which are being delivered herewith, as required under German law and the Cetoni Organizational Documents, the Registered Owner has taken all action required by German law, the Cetoni Organizational Documents or otherwise necessary to effectuate the sale, assignment and transfer of the Cetoni Share to KRH. Upon the filing and registration of the documents described in Section 3.04 of the Disclosure Schedule by the Registered Owner with the proper authorities, KRH will be the due and valid registered owner of the Cetoni Share on the books and records of Cetoni and the Handelsregister.

         3.05. NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Cetoni Organizational Documents, or, except as specified in Section 3.05 of the Disclosure Schedule, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Cetoni under, any agreement or commitment to which Cetoni is a party or by which Cetoni is bound, or to which the property of Cetoni is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         3.06. FINANCIAL STATEMENTS. Attached hereto as Exhibit H is an unaudited balance sheet of Cetoni and the Cetoni Subsidiaries as at December 31, 1998 prepared and signed by management of Cetoni and certified that the balance sheet is true and accurate at the date thereof (the "Cetoni Balance Sheet"). The Cetoni Balance Sheet and the notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of Cetoni and the Cetoni Subsidiaries as at the date thereof.

         3.07. NO UNDISCLOSED LIABILITIES; ETC Except as described in Section
3.07 of the Disclosure Schedule, Cetoni has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Cetoni Balance Sheet, including reserves for all income and other taxes and all other liabilities of Cetoni at such dates, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof.


         3.08 ACCOUNTS RECEIVABLE. All, accounts receivable of Cetoni, whether reflected in the Cetoni Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Cetoni Balance Sheet (which reserves are adequate and were calculated consistent with past practice). Subject to such reserve, each of the accounts receivable either has been collected in full or will be collected in full, without any set-off, within 120 days after the day on which it became due and payable.

         3.09. INVENTORY. All inventory of Cetoni, whether reflected in the Cetoni Balance Sheet or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written down in the Cetoni Balance Sheet to realizable market value or for which adequate reserves have been provided therein. The quantities of all inventory of Cetoni are reasonable and warranted in the present circumstances of their respective businesses.

         3.1.0. INTERIM OPERATIONS. Since the date of the Cetoni Balance Sheet, the business of Cetoni has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the Cetoni Balance Sheet, there have not been any material adverse changes in the financial condition, assets or results of operations of Cetoni. Since such date, such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). The Registered Owner is not of any circumstances which may cause Cetoni to suffer any material adverse change in its business, operations or prospects.

         3.11. ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Section 3.11 of the Disclosure Schedule, since the date of the Cetoni Balance Sheet, Cetoni has not:
             (a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

             (b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

             (c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice or liabilities and obligations reflected or reserved against in the Cetoni Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Cetoni Balance Sheet;

             (d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

             (e) Written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written-off as uncollectible any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

             (f) Canceled any debts or waived any claims or rights of substantial value;

             (g) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

             (h) Disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright, or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of KRH any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

             (i) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

             (j) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Cetoni.

             (l) Made any change in any method of accounting or accounting practice;

             (m) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the year ended 1998; or

             (n) Agreed, whether in writing or otherwise, to take any action described in this Section.

         3.12. TITLE TO PROPERTIES: ENCUMBRANCES. Cetoni has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Cetoni Balance Sheet, and all the properties and assets purchased by Cetoni since the date of the Cetoni Balance Sheet, which subsequently acquired properties and assets (other than inventory) are listed in Section 3.12 of the Disclosure Schedule and copies of legal title to all real property owned by Cetoni are attached hereto as
Exhibit I. All properties and assets reflected in the Cetoni Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein, and, except as disclosed in Section 3.12 of the Disclosure Schedule, which such Section sets forth a list of all mortgages, liens and encumbrances and the amounts outstanding under each of them, all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional, sales contracts, collateral security arrangements and other title or interest retention arrangements. The rights, properties and other assets presently owned, leased or licensed by Cetoni and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit Cetoni to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof. The transactions contemplated by this Agreement will not constitute an event of default under any mortgage, lien or encumbrance on any of the property of Cetoni.

         3.13. PLANT AND EQUIPMENT. Section 3.13(a) of the Disclosure Schedule contains an accurate and complete description of all plants, structures, equipment and other items having a value in excess of DM25,000 used by Cetoni in the operation of its business. The plants, structures and equipment of Cetoni are structurally sound with no defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Except as set forth in Section 3.13(b) of the Disclosure Schedule, neither Mrs. Schlattl nor Cetoni has received notification that Cetoni is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of its plants or structures or their operations and no such violation exists.

         3.14. PATENTS TRADEMARKS, TRADE NAMES, ETC. Cetoni owns, or is licensed or otherwise has the full and exclusive right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the business as heretofore conducted. Section 3.14 of the Disclosure Schedule contains an accurate and complete description of (a) all patents, trademarks, trade names and copyrights used or proposed to be used by Cetoni, all applications therefor, and a summary of the terms of all licenses and other agreements relating thereto and (b) a summary of the terms of all agreements relating to technology, know-how or processes which Cetoni is licensed or authorized to use by others. Except as set forth in Section 3.14 of the Disclosure Schedule, Cetoni has the sole and exclusive right to use the patents, trademarks, trade names, copyrights, technology, know-how, intellectual property and processes referred to in the Disclosure Schedule, and the consummation of the transactions contemplated hereby will not alter or impair any such rights; no claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, technology, know-how, intellectual property or processes or challenging or questioning the validity or effectiveness of any such license or agreement, and Mrs. Schlattl does not know of any valid basis for any such claim; and the use of such patents, trademarks, trade names, copyrights, technology, intellectual property, know-how or processes by Cetoni does not infringe on the rights of any person.

         3.15. LEASES. Section 3.15 of the Disclosure Schedule contains an accurate and complete description, of the terms of all leases pursuant to which Cetoni leases real or personal property and copies of each such lease are attached hereto as Exhibit J. Except as set forth in Section 3.15 of the Disclosure Schedule, all such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by Cetoni thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence are being delivered to KRH herewith and are included in Exhibit K.

         3.16. BANK ACCOUNTS. Section 3.16 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Cetoni maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. Cetoni is herewith delivering to KRH as Exhibit L copies of all records, including all signature or authorization cards, pertaining to such bank accounts.

         3.17. TAXES. Cetoni duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of it); the reserves for taxes reflected in the Cetoni Balance Sheet are adequate; and there are no tax liens upon any property or assets of Cetoni.

         3.18. CONTRACTS AND COMMITMENTS. Section 3.18 of the Disclosure Agreements sets forth a list of all "Material Contracts" to which Cetoni is party or from which material rights and privileges inure to or obligations which are the responsibility of, Cetoni, copies of which such agreements are attached hereto as Exhibit M. For purposes hereof, the term "Material Contracts" includes all material contracts and commitments all indentures, mortgages, security agreements, leases loan and credit agreements, and all other material agreements (including employment agreements or deferred compensation, pension, profit sharing or retirement plans, supply contracts or contracts for the purchase or sale of products or services), oral or written, imposing any obligation on Cetoni or to which its properties are subject. A contract, commitment or agreement shall be deemed to be material if it either (i) involves or may involve the payment of more than DM25,000 over the life of the contract or commitment or (ii) regardless of the amount involved, if it is not terminable without penalty solely at the will of Cetoni upon notice of thirty days or less. Said list is true and correct in all material respects; and, except as disclosed thereon, Cetoni is not bound by any Material Contract whatsoever. Except as set forth in
Section 3.18 of the Disclosure Schedule:

             (a) Cetoni has no agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution;

             (b) No purchase contracts or commitments of Cetoni continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of business or at any excessive price;

             (c) There are no outstanding sales contracts, commitments or proposals of Cetoni which continue for a period of more than 12 months or will result in any loss to Cetoni upon completion or performance thereof, after allowance for direct distribution expenses;

             (d) Cetoni has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium;

             (e) Cetoni has no employment agreement, or any other agreement that contains any severance or any severance or termination pay liabilities or obligations;

             (f) Cetoni has no collective bargaining or union contracts or agreements;

             (g) Cetoni is not in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it;

             (h) Cetoni is not restricted by agreement from carrying on its business anywhere in the world;

             (i) Cetoni is under no liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or their customers;

             (j) Cetoni has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

             (k) Cetoni has no outstanding loan to any person; and

             (1) Cetoni has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

         3.19. CUSTOMERS AND SUPPLIERS. Sections 3.19(a) and (b), respectively, of the Disclosure Schedule sets forth: (a) a list of the three largest customers of Cetoni in terms of sales during the fiscal year December 31, 1999, and (b) a list of the three largest suppliers of Cetoni in terms of purchases during the fiscal year ended December 31, 1999. Except to the extent set forth in Section 3.19(c) of the Disclosure Schedule, there has not been any material adverse change in the business relationship of Cetoni with any customer or supplier named in Sections 3.19(a) and 3.19(b) of the Disclosure Schedule. Except for the customers and suppliers named in Sections 3.19(a) and 3.19(b) of the Disclosure Schedule, Cetoni has had no customer which accounted for more than 5% of Company's sales during the period from 1997 to December 31, 1999, or any supplier from whom it purchased more than 5% of the goods or services which it purchased during the period 1997 to December31, 1999.

         3.20. ORDERS, COMMITMENTS AND RETURNS. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of merchandise entered into by Cetoni approximates DM -0-, and the aggregate of all contracts or commitments for the purchase of supplies by them approximates DM333,000 all of which orders, contracts and commitments were made in the ordinary course of business. As of the date of this Agreement, there are no claims against Cetoni to return in excess of an aggregate of DM -0- of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

         3.21. AGREEMENTS IN FULL FORCE AND EFFECT. All contracts, agreements, plans, leases, policies and licenses referred to in the Disclosure Schedule are valid and in full force and effect, and true copies thereof heretofore have been or will, prior to the Closing, be made available to KRH.

         3.22. INSURANCE. Section 3.22(a) of the Disclosure Schedule contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by Cetoni, copies of which such policies are attached hereto as Exhibit N. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which Cetoni is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of Cetoni; will remain in full force and effect through the respective dates set forth in Section 3.22(a) of the Disclosure Schedule without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

         3.23. LABOR DIFFICULTIES. Except to the extent set forth in Section
3.23 of the Disclosure Schedule, (a) Cetoni is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against Cetoni pending before any government agency; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Cetoni; and (d) Cetoni has not experienced any work stoppage or other labor difficulty since 1996.

         3.24. LITIGATION. Except as set forth in Section 3.24 of the Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or to the best knowledge of Cetoni, threatened against or involving Cetoni, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Cetoni pursuant to this Agreement or in connection with the transactions contemplated hereby; and Cetoni does not know or have any reason to know of any valid basis for any such action, proceeding or investigation. Except as set forth in Section 3.24 of the Disclosure Schedule, Cetoni is not in default under or in violation of, nor is there nor does it know of any valid basis for any claim of default under or violation of, any contract, commit-ment or restriction to which it is a party or by which it is bound. Cetoni is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area. Copies of all papers relating to any litigation described in Section 3.24 of the Disclosure Schedule are attached hereto as Exhibit O.


         3.25. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES Except as provided in Section 3.04 and as otherwise set forth and described in Section
3.25 of the Disclosure Schedule, no consent, approval, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Copies of any consents described in Section 3.25 are attached hereto as Exhibit P.

         3.26. ENVIRONMENTAL PROTECTION. Except as set forth in Section 3.26 of the Disclosure Schedule, Cetoni has obtained all permits, licenses and other authorizations which are required under national and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. Except as set forth in Section 3.26 of the Disclosure Schedule, Cetoni is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Section 3.26 of the Disclosure Schedule, neither Mrs. Schlattl nor Cetoni is aware of, nor has either Schlattl or Cetoni received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

         3.27. CONSENTS. Except as set forth in Section 3.04, 3.15 and 3.25 of the Disclosure Schedule, no consent of any person is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements.

         3.29 COMPLIANCE WITH LAW. The operations of Cetoni have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over Cetoni, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. Neither Mrs. Schlattl nor Cetoni has not received any notification of any asserted present or past failure by Cetoni to comply with such laws, rules or regulations.

         3.30. BROKERS AND FINDERS. Neither Cetoni nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.31. RESTRICTIONS ON TRANSFER OF KRH STOCK (a) The Registered Owner acknowledges and agrees that (i) the Shares have not been registered under the Securities Act or any state securities laws and are issued in reliance upon certain exemptions included in federal and state securities laws from such registration, (ii) there are substantial restrictions on the sale of the Shares and the Shares may be transferred only in accordance with the provisions of
Section 3.31(b), below, and (iii) each certificate representing the Shares issuable hereunder and any other securities issued in respect of the Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the shares of KRH Stock evidenced by such certificate shall have been registered under the Securities Act) also be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

                        "THESE SECURITIES HAVE NOT BEEN
                        REGISTERED UNDER THE SECURITIES ACT OF
                        1933 OR ANY STATE SECURITIES LAWS. THEY
                        MAY NOT BE SOLD OR OFFERED FOR SALE IN
                        THE ABSENCE OF AN EFFECTIVE
                        REGISTRATION STATEMENT AS TO THE

                        SECURITIES UNDER SAID ACT AND ANY
                        APPLICABLE STATE SECURITIES LAW OR AN
                        OPINION OF COUNSEL SATISFACTORY TO
                        THE COMPANY THAT SUCH REGISTRATION 1S
                        NOT REQUIRED."

             (b) The Registered Owner acknowledges and agrees that the Shares may be transferred only upon (i) registration under the Securities Act, (ii) the receipt by KRH of an opinion of counsel acceptable to KRH (including then counsel to KRH) that such transfer is exempt from the registration provisions of the Securities Act and state securities laws (if any such transfer is to be made into any state of the United States) or (ii) the receipt by KRH of a "no-action" letter form the SEC to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

         3.32. NO REGISTRATION OF SHARES. The Registered Owner acknowledge that Shares have not been registered under the Act, and that, except as provided in
Article V hereof, KRH is under no obligation to register the Shares in behalf of the Registered Owner.

         3.33. DISCLOSURE. No representations or warranties made by Cetoni or the Record Owners in this Agreement and no statement contained in any document (including, without limitation, the financial statements, Exhibits hereto and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by Cetoni and the Record Owners to KRH or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF KRH
                      -------------------------------------

         KRH hereby represents, covenants and warrants to the Registered Owner as follows:

         4.01. CORPORATE ORGANIZATION; ETC KRH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the Certificate of Incorporation and By-Laws of KRH attached hereto as Exhibits J and K, respectively, are complete and correct copies of such instruments as presently in effect.

         4.02. CAPITALIZATION OF KRH. As of the date of this Agreement, the authorized capital stock of KRH consists of 50,000,000 shares of Common Stock, $.00l par value per share ("KRH Stock"), of which 16,505,911 shares are issued and outstanding and no shares are held in the treasury of KRH. All issued and outstanding shares of capital stock of KRH are validly issued, fully paid and nonassessable. Except as described in Section 4.02 of the Disclosure Schedule, there are no outstanding (a) securities convertible into or exchangeable for KRH Stock or any securities of Cetoni; (b) options, warrants or other rights to purchase or subscribe to Cetoni Stock or any securities of Cetoni; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any for KRH Stock or any securities of KRH, any such convertible or exchangeable securities or any such options, warrants or rights.

         4.03. AUTHORIZATION, ETC KRH has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of KRH has taken all action required by law, KRH's Certificate of Incorporation, its By-Laws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of KRH enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

         4.04. NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of KRH, or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any agreement or commitment to which KRH is a party or by which KRH is bound, or to which the property of KRH is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         4.05. LITIGATION. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of KRH, threatened against or involving KRH, or which questions or challenges the validity of this Agreement or any action taken or to be taken by KRH pursuant to this Agreement or in connection with the transactions contemplated hereby; and KRH does not know or have any reason to know of any valid basis for any such action, proceeding or investigation. KRH is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

         4.06. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.07. CONSENTS. No consent of any person is necessary to the consummation of the transactions contemplated hereby.

         4.08. FINANCIAL STATEMENTS. Attached hereto as Exhibit K are: (i) audited financial statements of KRH for the fiscal years ended December 31, 1996, 1997 and 1998, including balance sheets; and consolidated statements of operations, changes in stockholders' equity and statements of cash flow for each of the years then ended (the "KRH Financial Statements"); and (ii) an unaudited balance sheet of KRH (the "KRH Balance Sheet"), all prepared in accordance with generally accepted accounting principles consistently applied throughout the periods in question. The KRH Financial Statements and the notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of KRH as at the respective dates thereof and such statements of income, changes in stockholders' equity and changes in cash flows and the notes thereto are true, complete and accurate and fairly present the results of operations for the periods therein referred to; all in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

         4.09. NO UNDISCLOSED LIABILITIES; ETC. KRH has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in its KRH Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent wit past practice since the date thereof

         4.10. COMPLIANCE WITH LAW. The operations of KRH have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over KRH, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. KRH has not received any notification of any asserted present or past failure by KRH to comply with such laws, rules or regulations.

         4.11. BROKERS AND FINDERS. Neither KRH nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         4.12. DISCLOSURE. No representations or warranties by KRH in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by KRH to Cetoni or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will, contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V
                             REGISTRATION OF SHARES
                             ----------------------

                  5.01.   REGISTRATION RIGHTS WITH RESPECT TO THE SHARES.

             (a) FILING OF REGISTRATION STATEMENT. KRH will use its best efforts to file, within 180 days from the Closing Date hereof a registration statement under the Securities Act which will include the Shares (the "Registration Statement"), and, subject to its right to withdraw such filing as described below, shall use its best efforts to cause the effectiveness of the Registration Statement within ninety (90) days after the filing of said Registration Statement. Any such Registration Statement may include other shares of KRH Stock which KRH is obligated to register including shares of KRH Stock underlying certain, convertible debentures and common stock purchase warrants issued during March and April of 1999. KRH shall maintain the effectiveness of the Registration Statement until the expiration of a period which is two years after the Registration Statement is declared effective by the SEC or such earlier date when all Shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the counsel to KRH pursuant to a written opinion letter to such effect, addressed and acceptable to KRH's transfer agent.

                  (b) (i) Notwithstanding the provisions of Section 5.01(a), above, if the Shares are to be included in a Registration Statement in which KRH proposes to offer shares of Common Stock in connection with an underwritten public offering, KRH shall promptly notify the Registered Owner and any other holders of the Shares (all of whom, including the Registered Owner, for purposes of this Article V are referred to as "Holders") as to its selection of investment bankers for the offering. If the managing underwriters for the offering advise KRH in writing that in their good faith opinion the number of shares of KRH Stock being registered in behalf of the Holders as well as the other persons for whom KRH is registering shares, when aggregated with the other securities to be registered by said Registration Statement exceeds that which can be sold in an orderly manner in such offering, KRH shall include in such registration, first, the securities which KRH proposes to sell, second shares of KRH Stock issuable upon the conversion of the certain convertible debentures and common stock purchase warrants described in Section 4.02 of the Disclosure Schedule and, thereafter, shall use its best efforts to have all such Shares included in said Registration Statement subject to the provision that the Holders shall agree to lock-up all Shares, for a period not to exceed ninety
(90) days from the date the Registration Statement is declared effective by the Commission, which the managing underwriter believes, in its good faith opinion, it cannot sell. In the event that KRH is obligated to register shares of KRH Stock in behalf of other persons, the Shares shall be aggregated with such shares and KRH will register on behalf of the Holders a number of shares of KRH Stock as shall be equal to the percentage the Shares represents to the total number of shares which the managing underwriters may allow KRH to register in the offering after deducting the total number of shares which are being registered in behalf of the holders of the convertible debentures and common stock purchase warrants, who shall have first priority to register shares of KRH Stock issuable to them.

                  (ii) In the event that KRH can not register all of the Shares in the Registration Statement for the reasons described above, it shall, within ninety (90) days of the effective date of said Registration Statement and subject to the provisions of any underwriting agreement to which it is a party in connection, with the registration of the capital stock it offered on its own behalf, use its best efforts to file a Registration Statement covering the balance of the Shares not registered in the Registration Statement described in
Section 5.01(a), and will use its best efforts to cause such Registration Statement to be declared effective within ninety (90) days of the filing thereof.

             (c) POSTPONEMENT OF EFFECTIVE DATE OF REGISTRATION STATEMENT. KRH will be entitled to postpone or interrupt the effective date of any Registration Statement filed in connection with such registration (and the use of the prospectus contained therein) if KRH determines, in its best judgment, after consultation with counsel, that such registration statement would require the premature announcement of any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving KRH which, in KRH's reasonable determination, would be materially detrimental to the interests of KRH and its stockholders. Any such postponement or interruption will be for a minimum period reasonably required to avoid such premature disclosure. KRH promptly will give the Holders notice of such postponement or interruption.

             (d) ADDITIONAL REGISTRATION PROCEDURES. In connection with KRH's obligations to file a Registration Statement, it shall:

                  (i) Notify the Holders promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective with the SEC or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                  (ii) Notify the Holders of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                  (iii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the offer of Shares covered by such Registration Statement during the period required for distribution of such Shares, as provided in Section 5.01(a), above;

                  (iv) Furnish to the Holders such number of copies of the prospectus (including any preliminary prospectus or supplemental or amended prospectus) as the Holders may reasonably request in order to facilitate the sale and distribution of the Shares.

                  (v) Prepare and file promptly with the SEC, and promptly notify the Holders of the filing of, such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any untrue statements of fact or omissions to state any facts necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                  (vi) Advise the Holders, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (vii) Prepare and file with the SEC, promptly upon the request of any of the Holders, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for the Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Shares by the Holders;

                  (viii) Make available for inspection by the Holders and any underwriter participating in any disposition of the Shares pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any underwriter, or the Holders, all financial and other records, pertinent corporate documents and properties of KRH, and cause KRH's officers, directors, employees and independent accountants to supply all information reasonably requested by the Holders, any such underwriter, attorney, accountant or agent in connection with such Registration Statement; and

                  (ix) Use its best efforts to register or qualify the Shares covered by each Registration Statement under such state securities or blue sky laws of such jurisdictions as the Holders and any underwriters may reasonably request; provided, that KRH shall not be required to execute any general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified and provided further that any such qualification or registration shall not exceed $5,000 for any one jurisdiction.

             (e) KRH may require the Holders to furnish to KRH such information regarding the distribution of such Registrable Securities and the beneficial ownership of the Shares as is required by law to be disclosed in the Registration Statement and KRH may exclude from such registration Shares of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

             (f) If the Registration Statement refers to any holder of Shares by name or otherwise as the holder of any securities of KRH, then such holder of Shares shall have the right to require (if such reference to such holder of Shares by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

             (g) Each holder of Shares agrees by its acquisition of such Shares that (i) it will not offer or sell any Shares under the Registration Statement until it has received copies of the prospectus included in the Registration Statement as then amended or supplemented and notice from KRH that such Registration Statement and any post-effective amendments thereto have become effective and that such holder will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Shares pursuant to the Registration Statement, (ii) it will sell only ten percent (10%) of the total number of Shares owned by them during each six (6) month period after the effectiveness of the Registration Statement, which such covenant shall continue in effect after such time as the Shares may be sold pursuant to the provisions of Rule 144(k).

             (h) Each holder of Shares agrees by its acquisition of such Shares that, upon receipt of a notice from KRH of the occurrence of any event of the kind described in this Section

5,01 such holder will forthwith discontinue disposition of Shares until such Holders receipt of the copies of the supplemented prospectus and/or amended Registration Statement or until it is advised in writing by KRH that the use of the applicable prospectus may be resumed.

             (i) EXPENSES. All expenses incident to KRH's performance of or compliance with this undertaking in this Section 5.01, including without limitation all registration and filing fees (other than registration and filing fees in excess of $5,000 imposed by state securities or blue sky laws), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for KRH and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by KRH (all such expenses being herein called "Registration Expenses"), will be borne by KRH. KRH will, in all events, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the expense of any liability insurance. KRH shall not be responsible for any commission or selling expenses incurred by the holders of Shares, fees of counsel or accountants retained by holders of the Shares or of any other fees not specifically referenced above.

             (j) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934. At such time as KRH becomes subject to the reporting requirements of the Exchange Act, it shall timely file all such information, documents, and reports as the Commission may require or prescribe under either Section 13 or 15(d) (whichever is applicable) thereof KRH shall, whenever requested by the Holders, notify the Holders, in writing whether KRH has, as of the date specified by the Holders, complied with the Exchange Act reporting requirements to which it is subject for a period prior to such date as shall be specified by the Holders. KRH acknowledges and agrees that the purposes of the requirements contained in this Section 5.01(j) are: (i) to enable the Holders to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Act should the Holders ever wish to dispose of any of the Shares without registration under the Securities Act in reliance upon Rule 144 (or any equivalent successor provision); and (ii) to qualify KRH for the use of registration statements on Form S-3, or its equivalent successor form, in connection with secondary distributions of securities of KRH. In addition, KRH shall take such other measures and file such other information, documents, and reports as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any equivalent successor provision), including, without limitation, using its best efforts to assure that there shall be available at all times adequate public information with respect to KRH and the KRH Stock. The obligation to make available adequate public information and otherwise take such measures necessary to maintain the availability of Rule 144 shall continue in the event that KRH shall cease to become subject to the filing requirements of Section 13 or Section 15(d) of the Exchange Act.

                                   ARTICLE VI
                      REMEDIES FOR BREACH OF THIS AGREEMENT
                      -------------------------------------

         6.01. INVESTIGATIONS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES The representations and warranties of the Registered Owner on the one hand, and KRH on the other hand, contained herein or in any certificates, exhibits or other documents delivered herewith shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty shall survive the date hereof (even if the party had reason to know of any misrepresentation or breach of warranty on the date hereof) and shall continue in full force and effect for a period of one year thereafter (subject to any statutes of limitations).

         6.02. INDEMNIFICATION.

             (a) INDEMNIFICATION BY THE REGISTERED OWNER. The Registered Owner shall indemnify and hold harmless KRH in respect of any and all, actions, suits, proceedings, hearings, investigations, charges complaints, demands, injunctions, judgments, orders, decrees, rulings, claims, losses, damages, liabilities, dues, penalties, fines costs obligations, taxes, liens and expenses (including, without limitation, court costs, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by KRH in connection with each and all of the following:

                  (i) any breach of any representation or warranty made by the Registered Owner in this Agreement; or (ii) any misrepresentation contained in any statement or certificate furnished by the Registered Owner pursuant to this Agreement.

             (b) INDEMNIFICATION BY KRH. KRH shall indemnify and hold harmless the Registered Owner in respect of any and all actions, suits, proceedings, hearings, investigations, charges complaints, demands, injunctions, judgments, orders, decrees, rulings, claims, losses, damages, liabilities, dues, penalties, fines costs obligations, taxes, liens and expenses (including, without limitation, court costs, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Registered Owner, in connection with each and all of the following:

                  (i) any breach of any representation or warranty made by KRH in this Agreement; or (ii.) any misrepresentation contained in any statement or certificate furnished by KRH pursuant to this Agreement.

             (c) CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim by a third party, the notice to the indemnifying party shall specify, if known, a reasonable estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by the third party without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit in, accordance with subsection (d), below.

             (d) DEFENSE BY INDEMNIFYING PARTY. In connection with any claim by a third party giving rise to indemnity hereunder, the indenmifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of such claim if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

             (e) CLAIMS SUBJECT TO THIS ARTICLE. All claims by any party for any losses, damages, liabilities and expenses reasonably incurred by such party in connection with any breach of any representation or warranty of any other party hereto shall be subject to the provision of this Article VI.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS
                            ------------------------


         7.01. EXPENSES; TRANSFER TAXES, ETC Whether or not the transaction contemplated by this Agreement shall be consummated, Cetoni agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it and KRH agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation as to Cetoni or KRH, all fees of counsel, actuaries and accountants.

         7.02. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

                       (a) If to the Registered Owner, to:

                              Mrs. Alice Schlattl
                              Tittlinger Strasse 22
                              94034 Passau-Patriching, Germany

                       (with a copy to)

                              Dr. Thomas Schinogl
                              Mainzer Landstrasse 27-31
                              Frankfurt, D60329 Germany
or to such other person or address as the Registered Owner shall furnish to KRH in writing.


                       (b) If to KRH, to:

                              Kurchatov Research Holdings, Ltd.
                              Weisbadnerstrasse 17, D-12309
                              Berlin, Germany

                       (with a copy to:)

                              William P. Ruffa, Esq.
                              Ruffa & Ruffa, P.C.
                              150 East 58th Street
                              35th Floor
                              New York, New York 10155

or to such other person or address as KRH shall furnish to the Registered Owner in writing.


         7.03. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         7.04. PUBLICITY. Neither the Registered Owner nor KRH shall make or issue or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         7.05. GOVERNING LAW: CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         7.06. COUNTERPARTS: FACSIMILE EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.


         7.07. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         7.08. ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, the Disclosure Schedule and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         7.09. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall, be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         7.10. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be construed to be only so broad as is enforceable.

         7.11. INCORPORATION OF SCHEDULES AND EXHIBITS. The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof

         7.12. CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed to also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty or covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                   REMAINDER OF PAGE INTENT1ONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all on the day and year first above written.

                                            KURCHATOV RESEARCH HOLDINGS, LTD.


                                            By: /s/ Hans Joachim Skrobanek
                                               ---------------------------------
                                               Hans Joachim Skrobanek, President



                                            ALICE SCHLATTL

                                            /s/ Alice Schlattl
                                            -----------------------
[Seal]


Attest:

__________________________
Title: